UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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PLURALSIGHT, INC.

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Pluralsight Comments on ISS Report

Pluralsight Highlights Significant, Immediate, Certain Value Delivered through Transaction with

Vista Equity Partners

Pluralsight Strongly Disagrees with ISS’s Analysis of Valuation, Process and Standalone Prospects

Pluralsight Urges Shareholders to Vote “FOR” the Transaction with Vista Equity Partners on the WHITE Proxy Card Today

SILICON SLOPES, Utah – February 18, 2021 – Pluralsight, Inc. (NASDAQ: PS), the technology workforce development company, today issued the following statement in response to a report issued by Institutional Shareholder Services (“ISS”) relating to the proposed acquisition of Pluralsight by affiliates of Vista Equity Partners (“Vista”):

We strongly believe that ISS reached the wrong conclusion in failing to recommend that Pluralsight shareholders vote “FOR” the transaction with Vista.

The transaction delivers significant, immediate and certain value to Pluralsight shareholders, at 26% and 25% premiums to the undisturbed price and 30-day volume weighted average price prior to the announcement of the transaction, respectively. The transaction represents a compelling multiple well above the median of relevant precedent M&A transactions on an EV/NTM revenue basis, and among the highest both on a Rule of 40 basis and for public SaaS companies acquired by a financial sponsor. ISS, however, ignores these facts, and its analysis disregards critical industry dynamics and associated valuation, nowhere more evident than through its dismissal of Rule of 40 multiple analysis—a widely used metric for valuing SaaS companies by accounting for both their growth rate and profitability—as “a seemingly novel approach,”1 and its reliance on gross margins in peer selection that overlooks the lower sales efficiency of Pluralsight relative to the broader enterprise market.

The transaction also eliminates the significant execution risks and other meaningful challenges facing Pluralsight as it operates in a highly competitive, rapidly evolving and fragmented market, which has modest barriers to entry, low switching costs and increasing numbers of well-capitalized competitors. However, ISS’s analysis fails to recognize these and other structural challenges facing Pluralsight, including decelerating billings and revenue growth, pricing pressure and increasing customer acquisition costs. The reality is that the market (which has, since the second quarter of 2019, consistently valued Pluralsight substantially below its peers) does not share ISS’s or Eminence’s views of Pluralsight’s standalone value or prospects.

The transaction is the product of a robust, independent process to maximize shareholder value, led by an independent Transaction Committee. The two highly qualified directors comprising the independent Transaction Committee negotiated an offer price 23% higher than Vista’s original

[1]	Permission to use quotation neither sought nor obtained.

proposal and secured a 70% reduction in the payment obligations under Pluralsight’s Tax Receivable Agreement (“TRA”). Regrettably, ISS attempts to diminish their efforts by criticizing these directors for failing to check a box for M&A experience. In doing so, ISS fails to acknowledge the depth and breadth of the relevant professional experience and expertise of Leah Johnson and Bonita Stewart, the members of the Transaction Committee. This includes Ms. Johnson’s tenure as a senior executive at Citigroup and Ms. Stewart’s background as a senior executive at Google responsible for strategic partnerships. Ms. Johnson and Ms. Stewart provided strong and effective oversight of the process, acted in the best interests of shareholders, and delivered a value-maximizing transaction.

Finally, during the process, Pluralsight engaged with 14 potentially interested strategic and financial parties. While 12 entered into confidentiality agreements, Vista was the only party to submit a proposal. ISS incorrectly asserts that the parties other than Vista were treated unequally because they were not informed that the TRA was subject to reduction, despite the fact that all parties that were engaged in diligence were instructed to offer indications on a gross basis, excluding the TRA, to ensure no bid was at a disadvantage. Despite this fact, only one other party communicated an informal indication whereby the maximum that party could offer was 5% lower than the transaction price. Moreover, neither market rumors nor the transaction announcement itself attracted any other parties to the process. Pluralsight shareholders should ask themselves: if Pluralsight is worth significantly more, as ISS suggests, why didn’t anyone else attempt to capture that valuation gap during this extensive process or in the intervening months?

The independent Transaction Committee and the Pluralsight Board each unanimously recommend that all shareholders vote the WHITE proxy card “FOR” all proposals at the upcoming special meeting.

The transaction is expected to close in the first half of 2021, subject to customary closing conditions, including approval by Pluralsight shareholders and receipt of regulatory approvals. The special meeting to vote on the transaction is scheduled for March 2, 2021. All shareholders as of the record date on January 15, 2021 are entitled to vote their shares at the special meeting.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE TRANSACTION ON THE WHITE PROXY CARD TODAY

If Pluralsight shareholders have any questions or need assistance voting their shares, please contact Innisfree M&A Incorporated, Pluralsight’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders (Toll-Free): 1-877-687-1866

Banks and Brokers (Collect): 1-212-750-5833

About Pluralsight

Pluralsight is the leading technology workforce development company that helps companies and teams build better products by developing critical skills, improving processes and gaining insights through data, and providing strategic skills consulting. Trusted by forward-thinking companies of every size in every industry, Pluralsight helps individuals and businesses transform with technology. Pluralsight Skills helps enterprises build technology skills at scale with expert-authored courses on today’s most important technologies, including cloud, artificial intelligence and machine learning, data science, and security, among others. Skills also includes tools to align skill development with business objectives, virtual instructor-led training, hands-on labs, skill assessments and one-of-a-kind analytics. Flow complements Skills by providing engineering teams with actionable data and visibility into workflow patterns to accelerate the delivery of products and services. For more information about Pluralsight (NASDAQ: PS), visit pluralsight.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners (the “Transaction”), including items considered by the Transaction Committee and our Board of Directors in approving the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations

Mark McReynolds

mark-mcreynolds@pluralsight.com

Media

DJ Anderson

press@pluralsight.com

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Jed Repko

212.355.4449